Exhibit 3.2

CONFORMIS, INC.
(THE “CORPORATION”)

SECOND AMENDED AND RESTATED BYLAWS

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.  Time and Place of Meetings.  All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors, or by the Chairman of the Board, the President or the Secretary in the absence of a designation by the Board of Directors, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.  Annual Meeting.  An annual meeting of the stockholders shall be held on the 1st day of May at such place as the Board of Directors may elect, if not a legal holiday, and if a legal holiday, then on the next business day following, or at such other date and time as shall be designated from time to time by the Board of Directors, at which meeting the stockholders shall elect by a plurality vote the directors to succeed those whose terms expire and shall transact such other business as may properly be brought before the meeting.

Section 3.  Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the Board of Directors or the Chairman of the Board, and shall be called by the President or the Secretary at the request in writing of stockholders owning a majority in interest of the entire capital stock of the Corporation issued and outstanding and entitled to vote.  Such request shall be sent to the President and the Secretary and shall state the purpose or purposes of the proposed meeting.

Section 4.  Notice of Meetings.  Written notice of every meeting of the stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or by law.

Section 5.  Quorum.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

Section 6.  Voting.  Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by written proxy.  Every proxy must be duly executed and filed with the Secretary of the Corporation.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.  The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall determine otherwise.  Every vote taken by written ballot shall be counted by one or more inspectors of election appointed by the Board of Directors.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

ARTICLE II

DIRECTORS

Section 1.  Powers.  The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 2.  Number and Term of Office.  The Board of Directors shall consist of one or more members.  The number of directors shall be fixed by resolution of the Board of Directors or by the stockholders at the annual meeting or a special meeting.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified, except as required by law.  Any decrease in the authorized number of directors shall not be effective until the expiration of the term of the directors then in office, unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by such decrease.

Section 3.  Vacancies and New Directorships.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors which occurs between annual meetings of the stockholders may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so elected shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified, except as required by law.

Section 4.  Regular Meetings.  Regular meetings of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders or at such other time and place as shall from time to time be determined by the Board of Directors.

Section 5.  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board on one day's written notice to each director by whom such notice is not waived, given either personally or by mail, by telegram, by private courier, by facsimile transmission or by electronic transmission and shall be called by the President or the Secretary in like manner and on like notice on the request of any two directors.

Section 6.  Quorum.  At all meetings of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.  Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes or proceedings of the Board or Committee.

Section 8.  Participation in Meetings by Conference Telephone.  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 9.  Compensation.  Members of the Board of Directors shall render services to the Corporation in such capacity without compensation.

ARTICLE III

NOTICES

Section 1.  Generally.  Whenever by law or under the provisions of the Certificate of Incorporation or these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at such director’s or stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Except as otherwise required or prohibited by law, notice to directors and stockholders may also be given by facsimile, by telephone, by electronic mail, by posting on an electronic network together with separate notice to the director or stockholder of such specific posting (which notice shall be deemed given upon the later of such posting and the giving of such separate notice), or by any other form of electronic transmission consented to by the stockholder or director to whom the notice is given. Except as otherwise stated therein, notice pursuant to the preceding sentence shall be deemed to be given at the time when the same is sent.

Section 2.  Waivers.  Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, in each case, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE IV

OFFICERS

Section 1.  Generally.  The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President and Secretary.  The Board of Directors may also choose any or all of the following:  a Chairman of the Board of Directors, one or more Vice Presidents, a Treasurer, and one or more Assistant Secretaries.  Any number of offices may be held by the same person.

Section 2.  Compensation.  The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors.  The Board of Directors may delegate the power to fix the compensation of other officers and agents of the Corporation to an officer of the Corporation.

Section 3.  Succession.  The officers of the Corporation shall hold office until their successors are elected and qualified.  Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors.  Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 4.  Authority and Duties.  Each of the officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors in a resolution which is not inconsistent with these bylaws.

Section 5.  Chairman.  If elected by the Board of Directors, the Chairman of the Board shall be an officer of the Corporation.  The Chairman shall preside at all meetings of the stockholders and of the Board of Directors and he or she shall have such other duties and responsibilities as may be assigned to him or her by the Board of Directors.  The Chairman may delegate to any qualified person authority to chair any meeting of the stockholders, either on a temporary or a permanent basis.

Section 6.  President.  The President shall be responsible for the active management and direction of the business and affairs of the Corporation.  In case of the inability or failure of the Chairman to perform the duties of that office, the President shall perform the duties of the Chairman, unless otherwise determined by the Board of Directors.

Section 7.  Execution of Documents and Action with Respect to Securities of Other Corporations.  The President and the Chairman shall each have and are hereby given, full power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, and (b) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other corporation.  In addition, the President may delegate to other officers, employees and agents of the Corporation the power and authority to take any action which the President is authorized to take under this Section 7, with such limitations as the President may specify; such authority so delegated by the President shall not be re‑delegated by the person to whom such execution authority has been delegated.

Section 8.  Vice President.  Each Vice President, however titled, shall perform such duties and services and shall have such authority and responsibilities as shall be assigned or required from time to time by the Board of Directors or the President.

Section 9.  Secretary and Assistant Secretaries.  (a)  The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and record all proceedings of the meetings of the stockholders and of the Board of Directors and shall perform like duties for the standing committees when requested by the Board of Directors or the President.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors.  The Secretary shall perform such duties as may be prescribed by the Board of Directors or the President.  The Secretary shall have charge of the seal of the Corporation and authority to affix the seal to any instrument.  The Secretary or any Assistant Secretary may attest to the corporate seal by handwritten or facsimile signature.  The Secretary shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent has been designated or is otherwise properly accountable.  The Secretary shall have authority to sign stock certificates.

(b)          Assistant Secretaries, in the order of their seniority, shall assist the Secretary and, if the Secretary is unavailable or fails to act, perform the duties and exercise the authorities of the Secretary.

Section 10.  Treasurer.  If elected by the Board of Directors, the Treasurer shall have the custody of the funds and securities belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Treasurer with the prior approval of the Board of Directors or the President.  The Treasurer shall disburse the funds and pledge the credit of the Corporation as may be directed by the Board of Directors and shall render to the Board of Directors and the President, as and when required by them, or any of them, an account of all transactions by the Treasurer.

ARTICLE V

STOCK

Section 1.  Uncertificated Shares.  All classes or series of the Corporation’s stock shall be uncertificated shares.  Within a reasonable time after the issuance or transfer of uncertificated shares and upon the written request of the registered owner thereof, the Corporation shall send to such registered owner a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the of the General Corporation Law of the State of Delaware (the “DGCL”) or, with respect to Section 151 of the DGCL, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2.  Transfer.  Transfers of shares of the Corporation shall be made only on the books of the Corporation, or by transfer agents designated to transfer shares of the Corporation.  Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require.  Except as may be otherwise required by law, by the Certificate of Incorporation or by these bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these bylaws.

Section 3.  Record Date.  (a)  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)          In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to a Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)          In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

INDEMNIFICATION

Section 1.  Indemnification.  (a)  The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director, officer, employee or agent of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation as a director, officer, partner, employee, trustee or agent of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of him in connection with such action, suit or proceeding or any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)          The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director, officer, employee or agent of the Corporation or is or was serving, or has agreed to serve, at the request of the Corporation as a director, officer, partner, employee, trustee or agent of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of him in connection with such action or suit (including the defense or settlement thereof) or any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made under this subsection (b) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(c)          Notwithstanding any other provision of this Section, to the extent that any person who is or was a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, the Corporation shall indemnify him against expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of him in connection therewith.  Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the person seeking indemnification, (ii) an adjudication that the person seeking indemnification was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the person seeking indemnification, (iv) an adjudication that the person seeking indemnification did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the person seeking indemnification had reasonable cause to believe his or her conduct was unlawful, the person seeking indemnification shall be considered for the purposes hereof to have been wholly successful with respect thereto.

(d)          Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, agent or other indemnified person is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section.  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e)          In the event of any threatened or pending action, suit, proceeding or investigation (whether civil, criminal or otherwise) involving any person who is or was a director, officer, employee or agent of the Corporation for which indemnity will or could be sought, expenses (including attorneys’ fees) incurred by or on behalf of  such person in defending such action, suit, proceeding or investigation or pursuing any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such action, suit, proceeding, investigation or appeal upon (i) in the case of a person who is or was a director or officer, receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that he is not entitled to be indemnified by the Corporation as authorized in this Section (which undertaking shall be accepted without reference to the financial ability of such person to make such repayment),  or (ii) in the case of other employees and agents, such terms and conditions, if any, as the Board of Directors deems appropriate.

(f)          The rights to indemnification or advancement of expenses as granted by this Section shall be enforceable by a person seeking indemnification or advancement of expenses in any court of competent jurisdiction.  Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because such person has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to subsection (d) of this Section that such person has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that such person has not met the applicable standard of conduct.  In any suit brought by such person to enforce a right to indemnification or advancement, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall have the burden of proving that such person is not entitled to be indemnified, or to such advancement of expenses, under this Section.  Such person’s expenses (including attorneys’ fees) reasonably incurred in connection with successfully establishing such person’s right to indemnification or advancement of expenses, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.  Notwithstanding the foregoing, in any suit brought by a person to enforce a right to indemnification hereunder it shall be a defense that such person has not met any applicable standard for indemnification set forth in the DGCL.

(g)          The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not limit the Corporation from providing any other indemnification or advancement of expenses permitted by law nor shall they be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(h)          If a person is entitled under any provision of this Section to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), liabilities, losses, judgments, fines or amounts paid in settlement actually and reasonably incurred by or on behalf of such person in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion of such expenses (including attorneys’ fees), liabilities, losses, judgments, fines or amounts paid in settlement to which such person is entitled.

(i)          The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

(j)          For the purposes of this Section, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was, or has agreed to become, a director, officer, employee or agent of such constituent corporation, or is or was serving, or has agreed to serve, at the request of such constituent corporation as a director, officer, partner, employee, trustee or agent of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(k)          For purposes of this Section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes and penalties assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section.

(l)          The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the estate, heirs, executors and administrators of such a person.

(m)          No amendment, termination or repeal of this Section or of the relevant provisions of the DGCL or any other applicable laws shall adversely affect or diminish in any way the rights of any person to indemnification under the provisions of this Section with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, omissions, transactions, facts or circumstances occurring prior to the final adoption of such amendment, termination or repeal.

ARTICLE VII

GENERAL PROVISIONS

Section 1.  Fiscal Year.  The fiscal year of the Corporation shall be fixed from time to time by the Board of Directors.

Section 2.  Corporate Seal.  The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3.  Reliance upon Books, Reports and Records.  Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the director, committee member or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4.  Time Periods.  In applying any provision of these bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 5.  Dividends.  The Board of Directors may from time to time declare and the Corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

ARTICLE VIII

AMENDMENTS

Section 1.  Amendments.  These bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the stockholders or by the Board of Directors.